EXHIBIT 8.1
[Mayer, Brown, Rowe & Maw LLP letterhead]
July 3, 2006
Mayer, Brown, Rowe & Maw LLP
190 South LaSalle Street
Chicago, Illinois 60603-3441

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrownrowe.com
Zions Bancorporation
One South Main, Suite 1134
Salt Lake City, Utah 84111
Re:      Public Offering of Employee Stock Option Appreciation Rights Securities, Series 2006
Ladies and Gentlemen:
     Reference is made to (a) that certain registration statement on Form S-3 (Registration Number 333-132868) of Zions Bancorporation (the “Company”), which registration statement was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006 and became effective automatically upon filing (such registration statement, including the prospectus that was a part of such registration statement as at the time of effectiveness, the “Registration Statement”); and (b) that certain prospectus supplement dated as of June 29, 2006, with respect to an offering of 93,610 units of the Company’s Employee Stock Option Appreciation Rights Securities, Series 2006 (the “Offered Securities”), filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), on July 3, 2006 (the “Prospectus Supplement,” and together with the base prospectus included as part of the Registration Statement at the time the Registration Statement became effective, the “Prospectus”).
     In connection with this opinion, we have examined originals or copies of (i) the Registration Statement; (ii) the Prospectus; and (iii) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined and relied upon certain documents delivered to you at the closing of the purchase and sale of the Offered Securities and faxes and certificates of public officials, as to certain matters of fact relating to this opinion, and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.

Exhibit 8.1 - Page 1

Zions Bancorporation
July 3, 2006

     In our examinations and investigations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all documents, faxes, certificates, instruments and records (collectively, the “Documents”) submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies; (ii) the truthfulness of all statements of fact set forth in such Documents; (iii) the due authorization, execution and delivery by the parties thereto, other than the Company, of all Documents examined by us; (iv) the legal capacity of all individuals that are parties thereto; and (v) that, to the extent such Documents purport to constitute agreements of parties other than the Company, such Documents constitute valid, binding and enforceable obligations of such other parties.
     Our opinion expressed herein is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusions.
     The opinion expressed herein is strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. The opinion expressed herein is limited to the federal laws of the United States. We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.
     Based upon and subject to the foregoing, the statements set forth in the Prospectus Supplement under the heading “Material United States Federal Income Tax Consequences,” to the extent that they constitute legal conclusions and subject to the qualifications set forth therein, constitute our opinions as to the matters set forth therein.
     We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company to be filed with the SEC and to the Registration Statement, and to the reference to us in the Prospectus Supplement under the caption “Legal Matters.” In giving these consents, we do not admit that we are “experts,” within the meaning of that term as used in the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement or the Prospectus, including this opinion as an exhibit or otherwise.
     It is understood that this opinion is to be used only by you in connection with the offer and sale by the Company of the Offered Securities while the Registration Statement and the Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. We undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

Sincerely,
/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP

Exhibit 8.1 - Page 2